Exhibit 8.1

Subsidiaries of The9 Limited

Name

GameNow.net (Hong Kong) Ltd.

China The9 Interactive Limited

City Gamenet Ltd

9Dream Ltd

City Channel Limited

City Smart Ltd

Well City Limited

9City Asia Ltd.

City Rise Investments Ltd.

Global Star International Development Ltd.

Asian Sense Holdings Limited

Asian Development Limited

ASIAN SUCCESS DEVELOPMENT LIMITED

China Crown Technology Limited

Name

Silver Express Investments Limited

Champ Base Development Limited

China Crown Express limited

The9 Development Center Limited

Asian Way Development Limited

New Star International Development Limited

The9 Computer Technology Consulting (Shanghai) Co., Ltd

9Webzen Limited (Shanghai)

Object Software (Beijing) Co., Ltd

China The9 Interactive (Shanghai) Limited

China The9 Interactive (Beijing) Limited

Jiu Jing Era Information Technology (Beijing) Limited

Ren He Information Technology (Shanghai) Limited

Jiu Tuo (Shanghai) Information Technology Limited

Jiu Chuang Interactive Information Technology (Beijing) Limited Shanghai Branch